UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2020 (October 12, 2020)

Singlepoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 North 44th Street, Suite 530 Phoenix, AZ	85018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 711-2009

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Deﬁnitive Agreement.

On October 12, 2020 Singlepoint Inc. (the “Company”) entered into an Amendment to Secured Convertible Promissory Notes (this “Amendment”) with Iliad Research and Trading, L.P., a Utah limited partnership (“Iliad”), and UAHC Ventures LLC, a Nevada limited liability company (“UAHC Ventures”, and together with Iliad, “Lender”).

The Amendment provides for the amendment to certain terms contained in the following notes the Company issued: (1) Secured Convertible Promissory Note dated October 6, 2017 issued to UAHC Ventures in the original principal amount of $670,000.00 (“Note 1”), and (2) Secured Convertible Promissory Note dated November 5, 2018 issued to Iliad in the original principal amount of $5,520,000.00 (“Note 2”, and together with Note 1, the “Notes”).

Below is a description of the material terms of the Amendment (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the related agreement).

The Maturity Date for each Note was extended until December 31, 2022.The Lender agreed to refrain from making any conversion under the Notes subject to the terms, amendments, conditions and understandings expressed in this Amendment. Pursuant to the terms of the original notes with Iliad and UAHC Ventures the Company issued an aggregate of 179,999,700 shares of Common Stock (the “Conversion Shares”) which are to be held by the Lender pending compliance with the terms of the Amendment.

Pursuant to the Amendment the Company agreed that during the period beginning on October 1, 2020 and ending on January 31, 2021 (the “Volume Limitation Period”) Company will limit its sales of Conversion Shares to $25,000.00 in net proceeds per month. Subject to the terms, conditions and understandings contained in the Amendment, following the timely delivery of the Conversion Shares, Lender agreed that during the Volume Limitation Period: (a) it will not seek to convert any portion of the Outstanding Balance of either of the Notes into Common Stock; and (b) it will not sell any Conversion Shares that were not sold during the Volume Limitation Period (the “Standstill”). During the Volume Limitation Period, on the first day of each month (or within three (3) Trading Days of execution of this Agreement for the October payment), Company will make monthly cash payments to Lender in the amount of $25,000.00. Lender acknowledges that it has received $5,000.00 toward the October payment. Beginning on February 1, 2021 and continuing thereafter until the Note is paid in full, Company will make monthly cash payments to Lender in the amount of $50,000.00.

In the event Company fails to make any cash payment as and when required under the Note or the Amendment, notwithstanding the Standstill, the Volume Limitation Period, or anything else to the contrary in the Amendment, Lender shall be permitted to sell Conversion Shares (in addition to any other Conversion Shares it may sell in accordance with the terms of this Amendment) until its net proceeds (meaning the gross sales proceeds less all transfer agent fees, attorneys fees, and other costs Lender incurs in selling the Conversion Shares) are equal to the amount Company failed to pay to Lender when due, plus all applicable late fees, default interest, and other amounts that may have accrued on such unpaid amount pursuant to the Notes and the Amendment.

The foregoing summary of terms is subject to, and qualified in its entirety, by the documents attached hereto as Exhibits 10.1, which are incorporated herein by reference.

The foregoing was not registered under the Securities Act of 1933 and was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Regulation D thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following documents are filed as Exhibits:

Exhibit	Description
10.1	Amendment to Secured Convertible Promissory Notes is entered into as of October 12, 2020 by and among Iliad Research and Trading, L.P., UAHC Ventures LLC, and Singlepoint Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SinglePoint Inc.

Dated: October 14, 2020	By:	/s/ William Ralston
William Ralston
President

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